Exhibit 10.1
ELEVENTH AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES

(As Amended and Restated effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to provide certain participants who terminated employment with the Company during the plan year beginning December 31, 2018 or the plan year beginning December 31, 2019 with deferred retirement and vested pension benefits, an ability to receive Plan benefits in the form of a lump sum during a prescribed period in 2021, and to offer a similar option to certain surviving spouses with Plan interests related to such a participant.

NOW, THEREFORE, effective July 8, 2021, the Company hereby amends the Plan as follows:

Article VII of the Plan is amended by adding a new section to the end thereof to read as follows:

7.15    2021 Lump Sum Payment Option Window. During the limited period defined herein, a 2021 Qualifying Person (as defined below) may elect to receive the Plan interest maintained on his behalf under the conditions set forth in this Section 7.15. The provisions of this Section 7.15 shall be an alternative method by which a 2021 Qualifying Person may receive his Plan interest and does not change or eliminate payment options otherwise available to a 2021 Qualifying Person under Plan provisions other than this Section 7.15.

(a)Definitions. For purposes of this Section 7.15, the terms set forth below shall have the meanings set forth below.

(i)    The term “2021 Designated Period” shall mean the period beginning on December 31, 2018 and ending on December 30, 2020.

(ii)    The term “2021 Lump Sum Payment Option Window” shall mean the special election period during which a 2021 Qualifying Person may elect to receive payment or commence to receive payment of the Plan interest maintained on his behalf, even if such 2021 Qualifying Person has not satisfied the eligibility conditions that would otherwise be required to commence payment of such Plan interest (determined without regard to this Section 7.15). The 2021 Lump Sum Payment Option Window shall begin on July 8, 2021 and shall end on August 20, 2021 or such later date established by the Administrator in a uniform and nondiscriminatory manner.

(iii)    The term “2021 Qualifying Person” shall mean an individual on whose behalf a benefit interest is maintained under the Plan and who satisfies (A), (B) and (C) below, as determined solely in the discretion of the Administrator:

(A)    The individual is either:

(1)    a Participant on whose behalf the Plan maintains a vested retirement benefit or deferred vested pension benefit and who satisfies each of the following:

(aa)    has terminated employment with the Company and all Affiliates, for any reason other than death, during the 2021 Designated Period and who has not re-entered employment as an employee of the Company or an Affiliate; and

(bb)    has not experienced an Annuity Starting Date or an actual or otherwise required beginning date under Section 7.10(b) of the Plan prior to the 2021 Window Election Commencement Date; or

(2)    a surviving Spouse of a Participant who experiences his Date of Severance due to death during the 2021 Designated Period or of a Participant who both has terminated employment with the Company and all Affiliates during the 2021 Designated Period for a reason other than death and then dies before commencement and before the beginning of the 2021 Lump Sum Payment Option Window; and

(B)    The actuarial equivalent present value of the vested Plan interest maintained on behalf of such individual, determined under this Section 7.15 as of the 2021 Window Election Commencement Date, is in excess of $5,000 and not in excess of $100,000; and

(C)    As of the beginning of the 2021 Lump Sum Payment Option Window, or such other date of determination as determined by the Administrator, the individual’s Plan interest can reasonably be determined based on data available to the Administrator, the individual can be located by the Administrator after a diligent search and the individual has not commenced payment of his Plan interest under the provisions of the Plan other than this Section 7.15;

provided, however, that a 2021 Qualifying Person shall not include any individual whose participation in the 2021 Lump Sum Payment Option Window would administratively be impracticable, as the Administrator may advise the Company.

(iv)    The term “2021 Section 417(e) Assumptions” shall mean the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for August 2020 and the mortality assumptions prescribed by the Secretary of the Treasury for the Plan Year beginning December 31, 2020 pursuant to Section 417(e)(3)(B) of the Code.

(v)    The term “2021 Special Benefit Election” shall mean the written election made by a 2021 Qualifying Person, in accordance with such rules and procedures as the Administrator may apply, to receive or commence to receive his Plan interest under the terms of this Section 7.15. For a 2021 Special Benefit Election to be valid, the 2021 Special Benefit Election by any 2021 Qualifying Person who is a Participant must satisfy the requirements for spousal consent, if otherwise applicable under Section 7.6, the completed 2021 Special Benefit Election form must be signed and dated within the 2021 Lump Sum Payment Option Window and such election form must be received in good form by the Administrator or its delegate within an administratively feasible time period following the 2021 Lump Sum Payment Option Window, as determined by the Administrator. Notwithstanding the foregoing, any 2021 Qualifying Person who makes an election to receive payment or commence to receive payment pursuant to this Section 7.15 shall have the ability to revoke any such election by contacting the Administrator or its delegate on or before the 2021 Window Election Commencement Date in the means described in communications provided to the 2021 Qualifying Person.

(vi)    The term “2021 Window Election Commencement Date” shall mean October 1, 2021, the date as of which any 2021 Qualifying Person who makes a valid 2021 Special Benefit Election (as determined by the Administrator) shall receive distribution of the Plan interest maintained on his behalf in the form of a lump sum or annuity (calculated as set forth below), although the actual payment may be delayed for administrative reasons.

(b)    Lump Sum Payment Determination. For any 2021 Qualifying Person who makes a valid 2021 Special Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in the form of a lump sum, the lump sum payment shall be determined as follows:

(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, the lump sum payment shall be the greater of the actuarial equivalent present values of the following amounts, each determined by using the 2021 Section 417(e) Assumptions:

(A)    the 2021 Qualifying Person’s Plan interest, payable in the form of a single life annuity for the 2021 Qualifying Person’s life, commencing as of the Normal Retirement Date of the Participant who is the 2021 Qualifying Person; and

(B)    the 2021 Qualifying Person’s Plan interest, payable in the form of a single life annuity for the 2021 Qualifying Person’s life commencing as of the 2021 Window Election Commencement Date.

Notwithstanding the foregoing provisions, the lump sum payment with respect to a 2021 Qualifying Person who is a Participant and has attained Normal Retirement Date shall be the actuarial equivalent present value determined under subparagraph (b)(i)(A) above, increased by an amount equal to the product of such 2021 Qualifying Person’s monthly normal retirement benefit and the number of months, if any, between such 2021 Qualifying Person’s Normal Retirement Date and the 2021 Window Election Commencement Date.

(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is not eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, the lump sum payment shall be the actuarial equivalent present value of the 2021 Qualifying Person’s Plan interest, payable in the form of a single life annuity for the 2021 Qualifying Person’s life, commencing as of the Normal Retirement Date of the Participant who is the 2021 Qualifying Person, determined by using the 2021 Section 417(e) Assumptions.

(iii)    2021 Qualifying Persons Who are Surviving Spouses. With respect to a 2021 Qualifying Person who is a surviving Spouse, the lump sum payment shall be the actuarial equivalent present value of such 2021 Qualifying Person’s Plan interest, payable in the form of a survivor annuity commencing as of the earliest date commencement is permitted under Article VIII, determined by using the 2021 Section 417(e) Assumptions.

Any lump sum payment pursuant to this Section 7.15 shall fully settle the Plan’s liability with respect to a 2021 Qualifying Person and no further benefit of any type shall be payable to, or on behalf of, such 2021 Qualifying Person hereunder with respect to the Plan interest paid as a lump sum.

(c)    Immediate Annuity Payment. For any 2021 Qualifying Person who makes a valid 2021 Special Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in a form other than a lump sum payment, the 2021 Qualifying Person shall be entitled to elect payment in an immediately commencing annuity in the following optional forms and determined in accordance with the following provisions:

    (i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, such 2021 Qualifying Person’s Plan interest shall be payable in one of the following optional annuity forms as such 2021 Qualifying Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:

(A)    Forms. The optional forms from which such 2021 Qualifying Person may elect payment of his immediately commencing annuity shall be all of the annuity payment forms that would otherwise have been available to such 2021 Qualifying Person under the Plan had he made a valid election to commence payment of his Plan interest as of the 2021 Window Election Commencement Date (determined without regard to this Section 7.15).

(B)    Reduction for Early Commencement and Actuarial Factors. To the extent otherwise applicable under the Plan, actuarial factors for determining the reduction of such 2021 Qualifying Person’s Plan interest due to early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be the factors that would have applied if such 2021 Qualifying Person had made a valid election to commence payment of his Plan interest, with a benefit commencement date of the 2021 Window Election Commencement Date, and had elected the same form of immediately commencing annuity elected by such 2021 Qualifying Person in his 2021 Special Benefit Election (all determined without regard to this Section 7.15).

(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is not eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, such 2021 Qualifying Person’s Plan interest shall be payable in one of the following optional annuity forms as such 2021 Qualifying Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:

(A)    Forms. The optional forms from which such 2021 Qualifying Person may elect payment of his immediately commencing annuity shall be the Automatic Surviving Spouse’s Pension described in Section 7.5 of the Plan, the 75% Joint and Survivor Option described in Section 7.7 with his Spouse as Beneficiary (provided, for both such options, such 2021 Qualifying Participant is married to a Spouse as of the 2021 Window Election Commencement Date) and the single life annuity described in Section 7.3 of the Plan.

(B)    Early Reduction and Actuarial Factors. Actuarial factors for determining the reduction to be applied to such 2021 Qualifying Person’s Plan interest payable at Normal Retirement Date to reflect early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be based on the 2021 Section 417(e) Assumptions.

(iii)    2021 Qualifying Persons Who are Surviving Spouses. With respect to a 2021 Qualifying Person who is a surviving Spouse, such 2021 Qualifying Person may elect, in lieu of the lump sum benefit provided under subparagraph (b)(iii) above, to receive payment as a survivor annuity determined in accordance with Article VIII. If such 2021 Qualifying Person is not otherwise eligible to commence a survivor annuity as of the 2021 Window Election Commencement Date under Article VIII, such 2021 Qualifying Person may elect under this Section 7.15 to receive his Plan interest as a survivor annuity payable over such 2021 Qualifying Person’s lifetime only, commencing as of the 2021 Window Election Commencement Date, which shall be the actuarial equivalent of such lump sum benefit determined by using the 2021 Section 417(e) Assumptions.

(d)    Form and Validity of Elections. All 2021 Special Benefit Elections must be made in writing on a form and in a manner provided by the Administrator as set forth on such form, and must be received in good form by the Administrator or its delegate within an administratively feasible time period following the 2021 Lump Sum Payment Option

Window, as determined by the Administrator. The Administrator shall have the authority to determine the validity and sufficiency of any 2021 Special Benefit Election.

(e)    Death of 2021 Qualifying Person After Valid Election and Before Commencement. Subject to the provisions of Article VIII, in the event a 2021 Qualifying Person who is a Participant and who has made a valid 2021 Special Benefit Election dies before the 2021 Window Election Commencement Date, the Participant’s surviving Spouse shall be paid the lump sum to which such Participant was otherwise eligible under this Section 7.15 or, in lieu thereof, such Spouse may elect to receive a survivor annuity payable over such Spouse’s lifetime only, commencing as of the 2021 Window Election Commencement Date, which shall be the actuarial equivalent of such lump sum benefit using the 2021 Section 417(e) Assumptions. If such deceased Participant has no surviving Spouse, the lump sum shall be paid to such Participant’s estate. Any such payment shall be made as soon as administratively practicable following the 2021 Window Election Commencement Date. In the event a 2021 Qualifying Person who is a a surviving Spouse and who has made a valid 2021 Special Benefit Election dies before the 2021 Window Election Commencement Date, the 2021 Qualifying Person’s 2021 Special Benefit Election shall become null and void and such 2021 Qualifying Person shall be entitled to such Plan interest as may be provided under the provisions of the Plan other than this Section 7.15.

(f)    Administration. The Administrator shall have the authority to make and enforce all such rules and procedures as it deems necessary or proper for the administration of this Section 7.15.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 7th day of July, 2021.

ERIE INDEMNITY COMPANY
ATTEST:

/s/ Douglas Smith	By: /s/ Brian W. Bolash

Title: SVP, Secretary & General Counsel

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